UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 20, 2021
EVOQUA WATER TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-38272	46-4132761
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

210 Sixth Avenue
Pittsburgh,	Pennsylvania	15222
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (724) 772-0044
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AQUA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                         Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On December 20, 2021, Evoqua Water Technologies Corp., a Delaware corporation (the “Company”), Evoqua Water Technologies LLC, a Delaware limited liability company and an indirect wholly-owned subsidiary of the Company (“EWT”), and Evoqua Water Technologies Ltd., a Canadian federally incorporated corporation and an indirect wholly-owned subsidiary of the Company (“EWT CAN,” and together with EWT, the “Buyer”), entered into an Asset Purchase Agreement (the “Agreement”) with Cantel Medical LLC, a Delaware limited liability company and an indirect wholly-owned subsidiary of Steris plc (“Cantel”), and certain affiliates of Cantel set forth on the signature page of the Agreement (collectively with Cantel, the “Sellers”). The Company is party to the Agreement solely for purposes of Section 10.16 of the Agreement, which provides a guarantee of the Buyer’s payment of the Purchase Price. Pursuant to the Agreement, the Buyer has agreed to acquire certain assets of the Sellers and assume certain liabilities of the Sellers that, as applicable, are owned or used or arise in connection with the global operation of the Sellers’ renal business, consisting of (a) the water purification business unit, which includes hemodialysis water treatment equipment and services and commercial and industrial water treatment equipment and services, (b) the filtration business unit, which includes manufactured hollow fiber filters and distributed pleated fiber filters, and (c) the dialysis business unit, which includes hemodialysis liquid and powder concentrates, filter reprocessing equipment, and other ancillary supplies and equipment for use in the hemodialysis market (collectively, the “Transaction”).

The aggregate purchase price payable under the Agreement is $196.3 million (the “Purchase Price”), which is payable by the Buyer in cash at the closing of the Transaction, and is subject to customary adjustments, including for working capital. The Purchase Price includes a $12.3 million earn out, which will be held in escrow and paid, pro rata, to the Sellers if the business acquired in the Transaction meets certain sales performance goals (the “Earn Out”). Any portion of the Earn Out not paid to the Sellers during the first year following closing of the Transaction will be returned to the Buyer. The Buyer expects to use cash on hand and borrowings under the Company’s revolving credit facility to fund the Purchase Price.

The Agreement contains customary representations, warranties and covenants of the parties thereto. The Sellers have agreed, among other things, (i) to conduct the renal business in the ordinary course of business; (ii) to preserve the rights, goodwill and relationships of the employees, customers, lenders, suppliers, regulators and others having relationships with the business being acquired; and (iii) not to solicit alternative transactions with respect to the renal business prior to the closing of the Transaction. Each of the parties to the Agreement covenants to use its commercially reasonable efforts to satisfy the closing conditions necessary for the Transaction to be consummated. Pursuant to the terms of the Agreement, approximately $9.8 million of the Purchase Price will be placed into an escrow account to secure general indemnification claims against the Sellers, including, without limitation, (i) misrepresentations and breaches of warranties made by the Sellers, (ii) breaches or nonperformance of any of the Sellers’ covenants or agreements, and (iii) excluded liabilities. The indemnification obligations of the parties under the Agreement are subject to certain monetary limitations as set forth in the Agreement.

The Agreement also contains customary restrictive covenants that run against the Sellers and in favor of the Buyer, prohibiting the Sellers from re-entering the business being purchased in the Transaction for a period of five years from the closing of the Transaction or soliciting or interfering with certain of the Buyer’s post-closing service provider relations for the same period following the closing of the Transaction. The goal of these covenants is to transfer the full value of the business being acquired.

The closing of the Transaction is subject to customary conditions, including review by the Department of Justice and the Federal Trade Commission in accordance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. In connection with the closing of the Transaction, the Buyer expects to enter into contract manufacturing agreements with the Sellers pursuant to which the Sellers will manufacture certain filtration and dialysis concentrates products for Buyer.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2021.
Item 7.01 Regulation FD Disclosure.
On December 20, 2021, the Company issued a press release announcing the execution of the Agreement, a copy of which is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be express set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act. You can generally identify forward-looking statements by the use of forward-looking terminology such as “expect,” “goal,” “intend,” “may,” or “will,” or the negative thereof or other variations thereon or comparable terminology. All of these forward-looking statements are based on the Company’s current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors may cause the Company’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements, including, but not limited to, those risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021, and in other filings the Company may make from time to time with the Securities and Exchange Commission. All statements other than statements of historical fact included herein are forward-looking statements, including, but not limited to, statements relating to the ability of the parties to consummate the Transaction, satisfaction of closing conditions to the consummation of the Transaction, and the Company’s ability to realize anticipated benefits of the Transaction. Any forward-looking statements made herein speak only as of the date of this Current Report on Form 8-K. Except as required by law, the Company does not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements made herein, whether as a result of new information, future events or otherwise after the date of this Current Report on Form 8-K. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description

99.1	Press Release of Evoqua Water Technologies Corp., dated December 20, 2021
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 20, 2021		EVOQUA WATER TECHNOLOGIES CORP.

		By:	/s/ Benedict J. Stas
Benedict J. Stas
Executive Vice President, Chief Financial Officer & Treasurer